Exhibit 4.1

                                    DEBENTURE

NEITHER THIS DEBENTURE NOR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE (COLLECTIVELY, THE "SECURITIES") HAS BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR ARE PERMITTED UNDER THE ACT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                                                        $500,000

                      POLLUTION RESEARCH AND CONTROL CORP.

                     12% SUBORDINATED CONVERTIBLE DEBENTURE
                              DUE FEBRUARY 23, 2001

     THIS DEBENTURE is the only one of a duly authorized issue of $500,000 in Debentures of Pollution Research and Control Corp., a corporation duly organized and existing under the laws of California (the "Company"), designated as its 12% Subordinated Convertible Debenture Due February 23, 2001 (the "Debenture").

     FOR VALUE RECEIVED, the Company promises to pay to Britannica Associates Limited, the registered holder hereof (the "Holder"), the principal sum of Five Hundred Thousand Dollars (US$500,000) on February 23, 2001 (the "Maturity Date") and to pay interest on a monthly basis on the principal sum outstanding, at the rate of 12% per annum commencing March 16, 2000. Subject to the provisions of
Section 4 below, the principal of, and interest on, this Debenture are payable at the option of the Holder, in shares of Common Stock no par value per share of the Company ("Common Stock"), or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time. The Company will pay the outstanding principal due upon this Debenture before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Debenture by check if paid more than ten days prior to the Maturity Date or by wire transfer and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Debenture to the extent of the sum represented by such check or wire transfer.

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     This Debenture is subject to the following additional provisions:

     1. The Debenture is issuable in denominations of Fifty Thousand Dollars (US$50,000) and integral multiples thereof. The Debenture is exchangeable for an equal aggregate principal amount of debentures of different authorized denominations (the "Debentures"), as requested by the Holder(s) surrendering the same, but not less than US$50,000. No service charge will be made for such registration, transfer or exchange, except that the Holder shall pay any tax or other governmental charges payable in connection therewith.

     2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

     3. This Debenture may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary.

     4. The Holder of this Debenture is entitled, at its option, at any time immediately following execution of this Agreement and delivery of the Debenture, to convert all or any amount over $50,000 of the principal face amount of this Debenture then outstanding (provided that the principal amount is at least US$50,000, unless if at the time of such election to convert the aggregate principal amount of all Debentures registered to the Holder is less than US$50,000, then the whole amount thereof) into shares of Common Stock. The conversion price (the "Conversion Price") for each share of Common Stock shall be equal to the lesser of (a) 85% of the Market Price of the Common Stock on the Conversion Date; or (b) $2.00. The shares of the Company's Common Stock issued upon conversion of this Debenture shall hereinafter be referred to as the "Conversion Shares." If the number of resultant Conversion Shares would as a matter of law or pursuant to regulatory authority require the Company to seek shareholder approval of such issuance, the Company shall, as soon as practicable, take the necessary steps to seek such approval.

     For purposes of this Section 4, the Market Price of the Common Stock shall be the closing bid price of the Common Stock on the Conversion Date as reported by Nasdaq, or the closing bid price on the over-the-counter market on such date or, in the event the Common Stock is listed on a stock exchange, the closing bid price shall be the closing price on the exchange on such date as reported in the Wall Street Journal. Conversion shall be effectuated by surrendering the Debentures to be converted to the Company with the form of conversion notice

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attached hereto as Exhibit I, executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall, at the option of the Holder, be paid in cash or Common Stock upon conversion at the Conversion Rate. No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to the Company or the date set forth in such facsimile delivery of the notice of conversion if the Debenture is received by the Company within two (2) business days therefrom. Facsimile delivery of the conversion notice shall be accepted by the Company at (818-247-7614); ATTN:
Albert Gosselin). Certificates representing Common Stock upon conversion will be delivered within three (3) business days from the date the notice of conversion with the original Debenture is delivered to the Company.

     5. No provision of the Debenture shall alter or impair the obligation of the Company, which is direct, absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the form, herein prescribed.

     6. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

     7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

     8. The following shall constitute an "Event of Default":

          (a) The Company shall default in the payment of principal or interest on this Debenture and such default shall remain unremedied for five (5) business days after the Company has been notified of the default in writing by a Holder; or

          (b) Any of the representations or warranties made by the Company herein, and in the Registration Rights Agreement or in any certificate or financial or other written statements furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture and the Registration Rights Agreement shall be false or misleading in any material respect at the time made; or

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          (c)  The Company fails to issue shares of Common Stock to
               the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Securities Purchase Agreement or the Registration Rights Agreement and any such failure shall continue uncured for five (5) business days after the Company has been notified of such failure in writing by Holder.

          (d) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder or such failure; or

          (e) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for it dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

          (f) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

          (g) Any governmental agency or any court of competent jurisdiction at the insistance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty
               (30) days thereafter; or

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          (h)  Any money judgment, writ, warrant of attachment, or
               similar process, in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

          (i) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

          (j) The Company shall have its Common Stock suspended or delisted from an exchange or over-the-counter market from trading for in excess of five trading days.

Then, or at any time thereafter, unless cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein and any other rights or remedies afforded by law.

     9. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

     10. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

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     11. This Debenture represents a prioritized obligation of the Company.
However, no recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     12. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company (a "Sale"), the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company. In the event the Holder hereof shall elect not to convert, the Company may prepay all outstanding principal and accrued interest on this Debenture, less all amounts required by law to be deducted, upon which tender of payment following such notice, the right of conversion shall terminate.

     13. Concurrently with the execution and delivery of this Debenture, the parties hereto will execute and deliver a Registration Rights Agreement in which the Company will undertake to register the Conversion Shares under the Securities Act of 1933.

     14. A. Notwithstanding any other provision hereof to the contrary, at any time prior to the Conversion Date, the Company shall have the right to redeem all or any portion of the then outstanding principal amount of the Debentures then held by the Holder for an amount (the "Redemption Payment") equal to the sum of (a) such outstanding principal of the Debentures plus all accrued but unpaid interest thereon through the date the Redemption Amount is paid to the Holder (the "Redemption Payment Date"), multiplied by (b) 1.25. The Company shall give at least ten (10) business days' written notice of such redemption to the Holder (the "Notice of Redemption").

          B. Anything in the preceding provisions of this Section 14 to the contrary notwithstanding, the Redemption Payment shall, unless otherwise agreed to in writing by the Holder after receiving the Notice of Redemption, be paid to the Holder at least ten (10) business days from the date of the Notice of Redemption. Upon the Holder's receipt of the Notice of Redemption, the Holder

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shall have the right, exercisable within ten (10) business days of the Holder's receipt of the Notice of Redemption, to give a Notice of Conversion to the Company for any or all of the principal amount of the Debenture covered by the Notice of Redemption (such Notice of Conversion, a "Redemption Notice of Conversion"). The Redemption Notice of Conversion shall take precedence over the Notice of Redemption and such Debentures shall be converted in accordance with the terms hereof. The Redemption Payment for any portion of the Debentures covered by the Notice of Redemption but not by a Redemption Notice of Conversion shall be paid no later than on the date ( the "Redemption Payment Date") which is ten (10) business days after the date the Notice of Redemption is given.

     15. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

     16. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

     17. This Debenture shall be governed by and construed in accordance with the laws of the State of California. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of California sitting in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. At Holder's election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the arbitration board of the American Arbitrators Association in New York City and pursuant to its rules. Upon demand made by the Holder to the Company, the Company agrees to submit to and participate in such arbitration. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: February 16, 2000

                                            POLLUTION RESEARCH AND CONTROL CORP.

                                            By: /s/ Albert E. Gosselin, Jr.
                                            -------------------------------
                                            Albert E. Gosselin, President


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                                    EXHIBIT I
                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to Convert the Debenture)



     The undersigned hereby irrevocably elects to convert $________ of the above Debenture No.________________ into shares of Common Stock of Pollution Research and Control Corp. (the "Company") according to the conditions set forth in such Debenture, as of the date written below.

     If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion
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Applicable Conversion Price
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Signature
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Print Name Holder and Title of Signer
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Address
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SSN or EIN
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Shares are to be registered in the following name:

Name
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Address
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Tel.
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Fax
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SSN or EIN
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Shares are to be sent or delivered to following account:

Account Name
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Address
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